EXHIBIT 99.1

[LOGO OF CAPTARIS, INC]

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

Stacie D. Byars

Director, Investor Relations

425-638-4048

StacieByars@Captaris.com

Captaris Announces First Quarter 2003 Financial Results

Company’s results improved over same quarter prior year; in line with revenue and earnings guidance

Bellevue, WA — May 8, 2003 — Captaris, Inc. (Nasdaq: CAPA), a leading provider of business information delivery solutions that integrate and automate the flow of messages, data and documents, today reported financial results for its first quarter ended March 31, 2003. Highlights for the quarter included a 9% increase in net RightFax sales and a 3% increase in MediaLinq services net sales.

Net sales for the first quarter of 2003 increased slightly to $21.6 million, as compared to $21.5 million for the same period of the prior year. The company reported a net loss for the first quarter of $890,000, or ($0.03) per share, as compared to a net loss of $4.8 million, or ($0.15) per share, for the same quarter of 2002. Cash and cash equivalents, and investment balances totaled $71.8 million at March 31, 2003.

“We are pleased to report first quarter revenue within our published guidance and a notable improvement in the bottom line over the first quarter of last year,” said David P. Anastasi, president and chief executive officer of Captaris. “I am particularly pleased with the traction we are getting from our strategic partnerships and other key initiatives. We are off to a good start for the year and are as confident as ever in our ability to achieve our objectives for 2003.”

Guidance

The company’s guidance for the full year of 2003 remains unchanged with expected revenue of $92 to $96 million and expected net earnings of $0.03 to $0.09 per share. The earnings per share guidance assumes the company incurs no further charges or benefits resulting from variable accounting treatment of stock-based compensation. As of March 31, 2003, the company had 1,226,299 outstanding stock options subject to variable accounting treatment, and therefore expects to report stock-based compensation charges or benefits in future quarters. The amount of these charges or benefits will depend on the company’s stock price and the number of stock options subject to variable

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Captaris Announces Financial Results for First Quarter Ended March 31, 2003

accounting that are outstanding at the end of each quarter, neither of which can be predicted. These charges or benefits could have a material impact on the company’s reported financial results in a particular quarter or for the year. The company’s management excludes the impact of variable accounting charges or benefits in evaluating internally the company’s financial results in order to facilitate comparison to prior periods.

Stock Repurchase

As previously announced, in August 2000, the Board of Directors of Captaris approved a plan to repurchase up to $15.0 million of its common stock. The company did not repurchase shares in the first quarter of 2003 and has approximately $10.0 million available under this plan for future repurchases. The company may repurchase shares in the future subject to open trading windows, overall market conditions, stock prices and the company’s cash position and requirements going forward. Captaris intends to provide updates on the status of its repurchase program each quarter in its Quarterly Reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Web Cast Information

The company will host its regularly scheduled conference call today at 1:45 pm PT. The live Web cast of the conference call can be accessed from the Investor Relations section of the Captaris Web site at www.Captaris.com. The dial-in number is 800.240.2430 and no access code is required. The company will also provide a replay of the conference call at 800.405.2236, confirmation number 536380# until Thursday, May 15 at 11:59 pm PT.

About Captaris, Inc.

Captaris is a leading provider of business information delivery solutions that integrate and automate the flow of messages, data and documents. Captaris produces a suite of proven products and services, in partnership with leading enterprise software companies, delivered through a global distribution network. Captaris has nearly 100,000 systems installed worldwide, with more than 90 of the Fortune 100 using the company’s award-winning products and services to reduce costs and increase the performance of critical business information investments.

Captaris is headquartered in Bellevue, WA, and has main offices in Tucson, AZ, Portland, OR, and San Francisco, CA. In addition, Captaris has product sales and support offices in Holland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company’s MediaLinq Services group has additional office locations in Reston, VA, New York, NY, Chicago, IL and Newport Beach, CA. The

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Captaris Announces Financial Results for First Quarter Ended March 31, 2003

company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding expected revenue and the company’s ability to achieve its objectives for 2003. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the amount and timing of payments, if any, received under Captaris’ OEM arrangement with Cisco Systems, Inc., the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Captaris products RightFax, CallXpress, MediaLinq and Infinite are trademarks of Captaris. All other company, brand and product names are the property and/or trademarks of their respective companies.

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Captaris, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Quarter ended March 31,
	2003	2002
Net sales:
Software products	$15,700	$15,801
E-document services	5,910	5,742

Total net sales	21,610	21,543
Cost of sales:
Software products	5,794	6,068
E-document services	2,108	2,096

Total cost of sales	7,902	8,164

Gross profit	13,708	13,379
Operating expenses:
Research and development	2,805	2,698
Selling, general and administrative	12,146	12,043
Amortization of intangibles	57	439
Restructuring charges	—	2,119
Stock compensation expense (benefit)	482	(204)
Other	—	875

Total operating expenses	15,490	17,970

Operating income (loss)	(1,782)	(4,591)
Other income (expense):
Interest	455	736
Other, net	(43)	(362)

Other income	412	374
Income (loss) before income tax expense (benefit) and cumulative effect of change in accounting principle	(1,370)	(4,217)
Income tax expense (benefit)	(480)	(2,109)

Income (loss) before cumulative effect of change in accounting principle	(890)	(2,108)
Cumulative effect of change in accounting principle	—	(2,695)

Net income (loss)	$(890)	$(4,803)

Basic and diluted earnings (loss) per common share prior to cumulative effect	$(0.03)	$(0.07)
Cumulative effect of change in accounting principle	—	$(0.08)

Basic and diluted earnings (loss) per common share	$(0.03)	$(0.15)

Weighted average common shares outstanding	30,220	31,824

(1)	The first quarter of 2002 contained restructuring charges of $2,119,000 related to reduction in work force and other charges of $875,000 related to the prior-years portion of the AudioFax settlement.

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Captaris Announces Financial Results for first quarter ended March 31, 2003

Captaris, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,789	$21,971
Short-term investments, available for sale	18,926	30,519
Accounts receivable, net	15,570	17,811
Inventories	2,187	2,928
Deferred and income tax receivable	4,419	4,308
Prepaid expenses and other	2,101	1,544

Total current assets	67,992	79,081
Long-term investments, available for sale	28,058	20,599
Equipment and leasehold improvements, net	7,570	7,595
Goodwill, net	9,000	8,976
Intangible and other assets, net	2,365	2,480
Restricted cash	1,000	1,000
Deferred income taxes	1,553	1,546

Total assets	$117,538	$121,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,492	$7,204
Accrued compensation and benefits	3,435	4,186
Deferred revenue	8,385	8,185
Other accrued liabilities	2,295	3,401

Total current liabilities	19,607	22,976
Total liabilities	19,607	22,976
Shareholders’ equity:
Common stock	303	302
Additional paid-in capital	61,137	60,539
Retained earnings	36,258	37,148
Accumulated other comprehensive income	233	312

Total shareholders’ equity	97,931	98,301

Total liabilities and shareholders equity	$117,538	$121,277

Captaris Announces Financial Results for first quarter ended March 31, 2003